Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE
Contact:

Dorian Hare	Ben Sheidler
Investor Relations	Media Relations
(404) 885-8210	ben.sheidler@equifax.com
dorian.hare@equifax.com

ATLANTA, October 21, 2020 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended September 30, 2020.

“Equifax delivered its third consecutive quarter of strong, double digit growth and margin expansion while generating over $1 billion of quarterly revenue for the first time. Amidst the challenging economic impacts of the coronavirus pandemic, both our Workforce Solutions income and employment business, enabled by accelerating new product innovation and record growth, and our US Information Services business, performed very well. Our results reflect the strength and resiliency of our broad-based business model, our differentiated assets, and the importance of data and analytics to help our customers make better decisions during these turbulent times,” said Mark W. Begor, Equifax Chief Executive Officer. “These strong results follow our momentum over the past 12 months and allow us to continue to invest in our cloud data and technology transformation, along with data and analytics and new products to position Equifax for future growth.”

Financial Results Summary

The company reported revenue of $1,068.3 million in the third quarter of 2020, up 22% compared to the third quarter of 2019 on a reported and local currency basis.

Net income attributable to Equifax of $224.2 million was up 177% in the third quarter of 2020 compared to net income attributable to Equifax of $81.1 million in the third quarter of 2019.

Third quarter diluted EPS attributable to Equifax was $1.82, up compared to $0.66 in the third quarter of 2019.

USIS third quarter results

•Total revenue was up 22 percent at $386.3 million in the third quarter of 2020, compared to $315.5 million in the third quarter of 2019. Total revenue was up 15 percent compared to adjusted revenue of $335.5 million in the third quarter of 2019, which excludes a one-time charge to revenue related to settlements with commercial customers. Operating margin for USIS was 33.3 percent in the third quarter of 2020 compared to 31.1 percent in the third quarter of 2019. Adjusted EBITDA margin for USIS was 46.0 percent in the third quarter of 2020 compared to 44.4 percent in the third quarter of 2019.
•Online Information Solutions revenue was $284.7 million, up 22 percent on a reported basis and 15 percent on an adjusted basis, when compared to the third quarter of 2019.
•Mortgage Solutions revenue was $55.4 million, up 51 percent compared to the third quarter of 2019.
•Financial Marketing Services revenue was $46.2 million, up 1 percent on a reported basis and down 9 percent on an adjusted basis, when compared to the third quarter of 2019.

Workforce Solutions third quarter results

•Total revenue was $376.8 million in the third quarter of 2020, a 57 percent increase compared to the third quarter of 2019. Operating margin for Workforce Solutions was 51.3 percent in the third quarter of 2020 compared to 41.4 percent in the third quarter of 2019. Adjusted EBITDA margin for Workforce Solutions was 57.8 percent in the third quarter of 2020 compared to 48.8 percent in the third quarter of 2019.
•Verification Services revenue was $301.1 million, up 63 percent compared to the third quarter of 2019.
•Employer Services revenue was $75.7 million, up 37 percent compared to the third quarter of 2019.

International third quarter results

•Total revenue was $218.0 million in the third quarter of 2020, down 5 percent compared to the third quarter of 2019 on a reported and local currency basis. Operating margin for International was 11.6 percent in the third quarter of 2020, compared to 11.3 percent in the third quarter of 2019. Adjusted EBITDA margin for International was 32.3 percent in the third quarter of 2020, compared to 30.9 percent in the third quarter of 2019.
•Asia Pacific revenue was $80.2 million, up 4 percent compared to the third quarter of 2019 and flat on a local currency basis.
•Europe revenue was $58.7 million, down 9 percent compared to the third quarter of 2019 and down 13 percent on a local currency basis.
•Latin America revenue was $40.4 million, down 18 percent compared to the third quarter of 2019 and down 6 percent on a local currency basis.
•Canada revenue was $38.7 million, down 1 percent compared to the third quarter of 2019 and flat on a local currency basis.

Global Consumer Solutions third quarter results

•Total revenue was $87.2 million in the third quarter of 2020, down 2 percent compared to the third quarter of 2019 on a reported and local currency basis. Operating margin was 14.4 percent in the third quarter of 2020 compared to 13.4 percent in the third quarter of 2019. Adjusted EBITDA margin was 24.8 percent compared to 24.9 percent in the third quarter of 2019.

Adjusted Revenue, Adjusted EPS and Adjusted EBITDA Margin

•Revenue was $1,068.3 million in the third quarter of 2020, up 19% compared to adjusted revenue of $895.7 million in the third quarter of 2019. Adjusted revenue excludes a charge to revenue related to settlements with commercial customers in the third quarter of 2019. The adjustments affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

•Adjusted EPS attributable to Equifax was $1.87 in the third quarter of 2020, up 26 percent compared to the third quarter of 2019. The financial measure for both 2020 and 2019 excludes costs related to the 2017 cybersecurity incident, acquisition-related amortization expense, income tax effects of stock awards recognized upon vesting or settlement and the foreign currency impacts of Argentina being a highly inflationary economy. The financial measure for 2020 also excludes a gain on fair market value adjustment on an equity investment, income tax effects of the Q1 2020 gain on fair market value adjustment of an equity investment and foreign currency impact of certain intercompany loans. The financial measure for 2019 excludes a charge to revenue related to settlements with commercial customers. All adjustments are net of tax, with a reconciling item with the aggregated tax impact of the adjustments. The adjustments affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

•Adjusted EBITDA margin was 36.6 percent in the third quarter of 2020 compared to 33.9 percent in the third quarter of 2019. This financial measure for both 2020 and 2019 excludes costs related to the 2017 cybersecurity incident and the foreign currency impacts of Argentina being a highly inflationary economy. The financial measure for 2020 also excludes a gain on fair market value adjustment on an investment and foreign currency impact of certain intercompany loans. The financial measure for 2019 excludes a charge to revenue related to settlements with commercial customers. All adjustments are net of tax, with a reconciling item with the aggregated tax impact of the adjustments. The adjustments affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

Liquidity and Capital Resources

At September 30, 2020, the Company had approximately $1.5 billion in cash and $1.3 billion available under its revolving credit facility, which matures in September 2023, and its receivables funding facility, which matures in December 2022. We amended our credit facility in the second quarter of 2020 to increase the maximum leverage ratio through 2021 to provide us with additional financial flexibility.

About Equifax

At Equifax (NYSE: EFX), we believe knowledge drives progress. As a global data, analytics, and technology company, we play an essential role in the global economy by helping financial institutions, companies, employees, and government agencies make critical decisions with greater confidence. Our unique blend of differentiated data, analytics, and cloud technology drives insights to power decisions to move people forward. Headquartered in Atlanta and supported by more than 11,000 employees worldwide, Equifax operates or has investments in 25 countries in North America, Central and South America, Europe, and the Asia Pacific region. For more information, visit Equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call on October 22, 2020 at 8:30 a.m. (ET) via a live audio webcast. To access the webcast and related presentation materials, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for acquisition-related amortization expense, costs related to the 2017 cybersecurity incident, gain on fair market value adjustment of an equity investment, settlements with commercial customers, income tax effects related to the Q1 2020 gain on fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, income tax effects of stock awards that are recognized upon vesting or settlement, the foreign exchange impact resulting from accounting for Argentina as a highly inflationary economy and the income tax impact of these adjustments. All adjustments are net of tax, with a reconciling item with the aggregated tax impact of the adjustments. This earnings release also presents adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Additionally, this earnings release presents adjusted revenue which is defined as GAAP revenue adjusted for a charge related to settlements with commercial customers. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/Financial Information/Non-GAAP Financial Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, the outcome of legal proceedings, business prospects and opportunities and effective tax rates. While the Company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to, actions taken by us, including restructuring or strategic initiatives (including our EFX2020 cloud technology, data and security transformation program, capital investments and asset acquisitions or dispositions), as well as developments beyond our control, including, but not limited to, the impact of COVID-19 and changes in U.S. and worldwide economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax’s products and services. The extent to which the COVID-19 pandemic could negatively impact our operations will depend on future developments which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, the actions taken to control the spread of COVID-19 or treat its impact, and changes in U.S. and worldwide economic conditions. Further deteriorations in economic conditions, as a result of COVID-19 or otherwise, could lead to a further or prolonged decline in demand for our products and services and negatively impact our business. It may also impact financial markets and corporate credit markets which could adversely impact our access to financing, or the terms of any financing. We cannot at this time predict the extent of the impact of the COVID-19 pandemic and resulting economic impact, but it could have a material adverse effect on our business, financial position, results of operations and cash flows. Other risk factors include the impact of the 2017 cybersecurity incident on our business and results of operations; impact of our technology and security transformation and improvements in our information technology and data security infrastructure; changes in tax regulations; adverse or uncertain economic conditions and changes in credit and financial markets; uncertainties regarding the ultimate amount and timing of payments for the legal proceedings and government investigations related to the 2017 cybersecurity incident; potential adverse developments in new and pending legal proceedings or government investigations; risks associated with our ability to comply with business practice commitments and similar obligations under settlement agreements and consent orders entered into in connection with the 2017 cybersecurity incident; economic, political and other risks associated with international sales and operations; risks relating to unauthorized access to data or breaches of confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error; changes in, and the effects of, laws and regulations and government policies governing or affecting our business, including, without limitation, our examination and supervision by the Consumer Financial Protection Bureau, a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., oversight by the U.K. Financial Conduct Authority (“FCA”) and Information Commissioner’s Office of our debt collections services and core credit reporting businesses in the U.K., oversight by the Office of Australian Information Commission, the Australian Competition and Consumer Commission (“ACCC”) and other regulatory entities of our credit reporting business in Australia and the impact of current privacy laws and regulations, including the European General Data Protection Regulation and the California Consumer Privacy Act, or any future privacy laws and regulations; federal or state responses to identity theft concerns; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the Company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2019, including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,
	2020	2019
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,068.3	$875.7
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	433.2	374.5
Selling, general and administrative expenses	330.0	295.5
Depreciation and amortization	100.7	84.1
Total operating expenses	863.9	754.1
Operating income	204.4	121.6
Interest expense	(37.4)	(28.0)
Other income, net	133.4	2.9
Consolidated income before income taxes	300.4	96.5
Provision for income taxes	(75.4)	(14.0)
Consolidated net income	225.0	82.5
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(0.8)	(1.4)
Net income attributable to Equifax	$224.2	$81.1
Basic earnings per common share:
Net income attributable to Equifax	$1.84	$0.67
Weighted-average shares used in computing basic earnings per share	121.5	121.0
Diluted earnings per common share:
Net income attributable to Equifax	$1.82	$0.66
Weighted-average shares used in computing diluted earnings per share	123.0	122.3
Dividends per common share	$0.39	$0.39

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,535.6	$401.3
Trade accounts receivable, net of allowance for doubtful accounts of $15.8 and $11.2 at September 30, 2020 and December 31, 2019, respectively	605.9	532.1
Prepaid expenses	123.3	88.1
Other current assets	46.8	187.9
Total current assets	2,311.6	1,209.4
Property and equipment:
Capitalized internal-use software and system costs	1,254.3	979.4
Data processing equipment and furniture	329.5	325.1
Land, buildings and improvements	235.9	236.3
Total property and equipment	1,819.7	1,540.8
Less accumulated depreciation and amortization	(749.1)	(593.2)
Total property and equipment, net	1,070.6	947.6
Goodwill	4,366.0	4,308.3
Indefinite-lived intangible assets	94.8	94.9
Purchased intangible assets, net	1,001.4	1,044.6
Other assets, net	405.4	304.2
Total assets	$9,249.8	$7,909.0
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$1,102.1	$3.1
Accounts payable	159.5	148.3
Accrued expenses	186.4	163.5
Accrued salaries and bonuses	207.1	156.1
Deferred revenue	103.5	104.0
Other current liabilities	632.4	784.1
Total current liabilities	2,391.0	1,359.1
Long-term debt	3,275.3	3,379.5
Deferred income tax liabilities, net	339.9	248.0
Long-term pension and other postretirement benefit liabilities	106.1	118.9
Other long-term liabilities	170.7	180.6
Total liabilities	6,283.0	5,286.1
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at September 30, 2020 and December 31, 2019; Outstanding shares - 121.6 and 121.2 at September 30, 2020 and December 31, 2019, respectively	236.6	236.6
Paid-in capital	1,454.1	1,405.1
Retained earnings	4,423.1	4,131.8
Accumulated other comprehensive loss	(628.5)	(631.6)
Treasury stock, at cost, 67.1 shares and 67.5 shares at September 30, 2020 and December 31, 2019, respectively	(2,550.4)	(2,557.4)
Stock held by employee benefit trusts, at cost, 0.6 shares at September 30, 2020 and December 31, 2019	(5.9)	(5.9)
Total Equifax shareholders’ equity	2,929.0	2,578.6
Noncontrolling interests including redeemable noncontrolling interests	37.8	44.3
Total equity	2,966.8	2,622.9
Total liabilities and equity	$9,249.8	$7,909.0

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2020	2019
(In millions)	(Unaudited)
Operating activities:
Consolidated net income (loss)	$435.6	$(403.6)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization	295.2	248.8
Stock-based compensation expense	43.9	40.6
Deferred income taxes	78.0	(81.7)
Gain on fair market value adjustment of equity investments	(162.8)	—
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(76.1)	(49.9)
Other assets, current and long-term	29.6	32.6
Current and long term liabilities, excluding debt	5.6	296.3
Cash provided by operating activities	649.0	83.1
Investing activities:
Capital expenditures	(309.5)	(305.7)
Acquisitions, net of cash acquired	(61.4)	(234.8)
Investment in unconsolidated affiliates, net	(10.0)	(25.0)
Cash used in investing activities	(380.9)	(565.5)
Financing activities:
Net short-term borrowings	0.3	367.0
Payments on long-term debt	(125.0)	(50.0)
Borrowings on long-term debt	1,123.3	250.0
Dividends paid to Equifax shareholders	(142.1)	(141.4)
Dividends paid to noncontrolling interests	(2.6)	(4.8)
Proceeds from exercise of stock options and employee stock purchase plan	29.9	15.3
Payment of taxes related to settlement of equity awards	—	(9.7)
Purchase of redeemable noncontrolling interests	(9.0)	—
Debt issuance costs	(9.8)	—
Other	0.3	—
Cash provided by financing activities	865.3	426.4
Effect of foreign currency exchange rates on cash and cash equivalents	0.9	(0.1)
Increase (decrease) in cash and cash equivalents	1,134.3	(56.1)
Cash and cash equivalents, beginning of period	401.3	223.6
Cash and cash equivalents, end of period	$1,535.6	$167.5

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.    Can you provide a further analysis of adjusted revenue by operating segment?

Adjusted revenue consists of the following components:

(In millions)	Three Months Ended September 30,
					Local Currency
Adjusted revenue*:	2020	2019	$ Change	% Change	% Change**
Online Information Solutions	$284.7	$248.0	$36.7	15%
Mortgage Solutions	55.4	36.7	18.7	51%
Financial Marketing Services	46.2	50.8	(4.6)	(9)%
Total U.S. Information Solutions	386.3	335.5	50.8	15%
Verification Services	301.1	185.3	115.8	63%
Employer Services	75.7	55.3	20.4	37%
Total Workforce Solutions	$376.8	$240.6	$136.2	57%
Asia Pacific	80.2	77.4	2.8	4%	—%
Europe	58.7	64.8	(6.1)	(9)%	(13)%
Latin America	40.4	49.2	(8.8)	(18)%	(6)%
Canada	38.7	39.1	(0.4)	(1)%	—%
Total International	218.0	230.5	(12.5)	(5)%	(5)%
Global Consumer Solutions	87.2	89.1	(1.9)	(2)%	(2)%
Total adjusted revenue	$1,068.3	$895.7	$172.6	19%	19%
* Adjusted revenue is defined as GAAP revenue adjusted for a charge related to settlements with commercial customers in the third quarter of 2019. See Non-GAAP reconciliation D for a reconciliation of operating revenue to adjusted revenue.
**Reflects percentage change in revenue conforming 2020 results using 2019 exchange rates.

2. What is the breakdown of the costs related to the September 2017 cybersecurity incident?

Costs related to the 2017 cybersecurity incident are defined as incremental costs to transform our information technology infrastructure and data security; legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government and regulatory claims; as well as costs to provide the free product and related support to the consumer.

We recorded $83.7 million ($63.0 million, net of tax) and $77.0 million ($56.8 million, net of tax) for the third quarter of 2020 and 2019, respectively, for costs related to the 2017 cybersecurity incident. The components of the costs are as follows:

(In millions)	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
2017 cybersecurity incident related costs:
Technology and data security	83.0	64.5
Legal and investigative fees	0.7	10.3
Product liability	—	2.2
Total	$83.7	$77.0

The $83.0 million of technology and data security costs include incremental costs to transform our technology infrastructure and improve application, network, and data security. These include, but are not limited to, costs for people, professional and contracted services, technical services and products, and other costs added either directly or indirectly to manage, execute, and support the implementation of these plans. The $0.7 million of legal and investigative fees include legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government, and regulatory investigations and claims related to the 2017 cybersecurity incident.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A. Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, defined as net income adjusted for acquisition-related amortization expense, costs related to the 2017 cybersecurity incident, gain on fair value adjustment of equity investment, settlements with commercial customers, income tax effects of Q1 2020 gain on fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment and income tax adjustments:

	Three Months Ended September 30,
(In millions, except per share amounts)	2020	2019	$ Change	% Change
Net income attributable to Equifax	$224.2	$81.1	$143.1	176%
Acquisition-related amortization expense of certain acquired intangibles (1)	36.0	35.1	0.9	3%
2017 cybersecurity incident related costs (2)	83.7	77.0	6.7	9%
Gain on fair market value adjustment of equity investment (3)	(129.9)	—	(129.9)	nm
Settlements with commercial customers (4)	—	20.0	(20.0)	nm
Income tax effects of Q1 2020 gain on fair market value adjustment of equity investment (5)	(1.5)	—	(1.5)	nm
Foreign currency impact of certain intercompany loans (6)	0.1	—	0.1	nm
Income tax effects of stock awards that are recognized upon vesting or settlement (7)	(0.3)	(2.0)	1.7	(85)%
Argentina highly inflationary foreign currency adjustment (8)	0.1	0.5	(0.4)	nm
Tax impact of adjustments (9)	18.0	(30.3)	48.3	(159)%
Net income attributable to Equifax, adjusted for items listed above	$230.4	$181.4	$49.0	27%
Diluted EPS attributable to Equifax, adjusted for the items listed above	$1.87	$1.48	$0.39	26%
Weighted-average shares used in computing diluted EPS	123.0	122.3

    nm - not meaningful

(1)During the third quarter of 2020, we recorded acquisition-related amortization expense of certain acquired intangibles of $36.0 million ($30.6 million, net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $5.4 million of tax is comprised of $9.4 million of tax expense net of $4.0 million of a cash income tax benefit. During the third quarter of 2019, we recorded acquisition-related amortization expense of certain acquired intangibles of $35.1 million ($29.9 million, net of tax). The $5.2 million of tax is comprised of $9.2 million of tax expense net of $4.0 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)During the third quarter of 2020, we recorded pre-tax expenses related to the 2017 cybersecurity incident of $83.7 million ($63.0 million, net of tax). During the third quarter of 2019, we recorded $77.0 million ($56.8 million, net of tax) for costs related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(3)During the third quarter of 2020, we recorded a gain on the fair market value adjustment of an equity investment of $129.9 million ($85.8 million, net of tax). The gain was recorded to Other Income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

(4)During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. See the Notes to this reconciliation for additional detail.

(5)During the third quarter of 2020, we recorded income tax effects of the Q1 2020 gain on fair market value adjustment of equity investment of $1.5 million. See the Notes to this reconciliation for additional detail.

(6)During the third quarter of 2020, we recorded foreign currency impact of certain intercompany loans of $0.1 million. The impact was recorded to the Other Income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(7)During the third quarter of 2020, we recorded a tax benefit of $0.3 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the third quarter of 2019, we recorded a tax benefit of $2.0 million related to the tax effects of deductions for stock compensation expense in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(8)Argentina has experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. During the third quarter of 2020 and third quarter of 2019, we recorded a foreign currency loss of $0.1 million and $0.5 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(9)During the third quarter of 2020, we recorded the tax impact of adjustments of $18.0 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $5.4 million ($9.4 million of tax expense net of $4.0 million of cash income tax benefit), (ii) a tax adjustment of $20.7 million related to expenses for the 2017 cybersecurity incident and (iii) a tax adjustment of $44.1 million related to the gain on fair market value adjustment of an equity investment.

During the third quarter of 2019, we recorded the tax impact of adjustments of $30.3 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $5.2 million ($9.2 million of tax expense net of $4.0 million of cash income tax benefit), (ii) a tax adjustment of $20.2 million related to expenses for the 2017 cybersecurity incident, and (iii) a tax adjustment of $4.9 million related to settlements with commercial customers.

B. Reconciliation of adjusted revenue, defined as GAAP revenue adjusted for a charge related to settlements with commercial consumers, and net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization expense, costs related to the 2017 cybersecurity incident, gain on fair value adjustment of equity investment, settlements with commercial customers, foreign currency impact of certain intercompany loans and Argentina highly inflationary foreign currency adjustment, and presentation of adjusted EBITDA margin:

	Three Months Ended September 30,
(in millions)	2020	2019	$ Change	% Change
Revenue	$1,068.3	$875.7	$192.6	22%
Settlements with commercial customers (3)	—	20.0	(20.0)	nm
Adjusted Revenue	$1,068.3	$895.7	$172.6	19%

Net income attributable to Equifax	$224.2	$81.1	$143.1	176%
Income taxes	75.4	14.0	61.4	439%
Interest expense, net*	36.8	27.4	9.4	34%
Depreciation and amortization	100.7	84.1	16.6	20%
2017 cybersecurity incident related costs (1)	83.7	77.0	6.7	9%
Gain on fair market value adjustment of equity investment (2)	(129.9)	—	(129.9)	nm
Settlements with commercial customers (3)	—	20.0	(20.0)	nm
Foreign currency impact of certain intercompany loans (4)	0.1	—	0.1	nm
Argentina highly inflationary foreign currency adjustment (5)	0.1	0.5	(0.4)	nm
Adjusted EBITDA, excluding the items listed above	$391.1	$304.1	$87.0	29%
Adjusted EBITDA margin	36.6%	33.9%

nm - not meaningful
*Excludes interest income of $0.6 million in 2020 and 2019.

(1)During the third quarter of 2020, we recorded pre-tax expenses related to the 2017 cybersecurity incident of $83.7 million ($63.0 million, net of tax). During the third quarter of 2019, we recorded $77.0 million ($56.8 million, net of tax) for costs related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(2)During the third quarter of 2020, we recorded a gain on the fair market value adjustment of an equity investment of $129.9 million ($85.8 million, net of tax). The gain was recorded to Other Income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

(3)During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. See the Notes to this reconciliation for additional detail.
(4)During the third quarter of 2020, we recorded foreign currency impact of certain intercompany loans of $0.1 million. The impact was recorded to the Other Income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(5)Argentina has experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. During the third quarter of 2020 and third quarter of 2019, we recorded a foreign currency loss of $0.1 million and $0.5 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

C. Reconciliation of adjusted revenue, defined as GAAP revenue adjusted for a charge related to settlements with commercial customers, and operating income by segment to Adjusted EBITDA, excluding depreciation and amortization expense, other income, net, noncontrolling interest, costs related to the 2017 cybersecurity incident, gain on fair value adjustment of equity investment, settlements with commercial customers, foreign currency impact of certain intercompany loans and Argentina highly inflationary foreign currency adjustment, and presentation of adjusted EBITDA margin and adjusted revenue growth for each of the segments:

(In millions)	Three Months Ended September 30, 2020
	U.S. Information Solutions	Workforce Solutions	International	Global Consumer Solutions	General Corporate Expense	Total

Revenue	$386.3	$376.8	$218.0	$87.2	—	$1,068.3
Operating income (loss)	128.6	193.2	25.4	12.5	(155.3)	204.4
Depreciation and Amortization	29.2	18.0	33.8	5.0	14.7	100.7
Other income, net*	0.7	—	134.4	—	(2.3)	132.8
Noncontrolling interest	—	—	(0.8)	—	—	(0.8)
Adjustments (1)	19.0	6.5	(122.4)	4.1	46.8	(46.0)
Adjusted EBITDA	$177.5	$217.7	$70.4	$21.6	$(96.1)	$391.1
Operating margin	33.3%	51.3%	11.6%	14.4%	nm	19.1%
Adjusted EBITDA margin	46.0%	57.8%	32.3%	24.8%	nm	36.6%

nm - not meaningful
*Excludes interest income of $0.3 million in International and $0.3 million in General Corporate Expense.

(In millions)	Three Months Ended September 30, 2019
	U.S. Information Solutions	Workforce Solutions	International	Global Consumer Solutions	General Corporate Expense	Total

Revenue	$315.5	$240.6	$230.5	$89.1	—	$875.7
Adjustments (1)	20.0	—	—	—	—	20.0
Adjusted revenue	335.5	240.6	230.5	89.1	—	895.7

Operating income	98.2	99.6	26.0	11.9	(114.1)	121.6
Depreciation and Amortization	21.3	13.7	29.1	3.8	16.2	84.1
Other income/(expense), net*	0.7	—	3.5	—	(1.9)	2.3
Noncontrolling interest	—	—	(1.4)	—	—	(1.4)
Adjustments (1)	28.9	4.2	14.1	6.5	43.8	97.5
Adjusted EBITDA	$149.1	$117.5	$71.3	$22.2	$(56.0)	$304.1
Operating margin	31.1%	41.4%	11.3%	13.4%	nm	13.9%
Adjusted EBITDA margin	44.4%	48.8%	30.9%	24.9%	nm	33.9%

nm - not meaningful
*Excludes interest income of $0.5 million in International and $0.1 million in General Corporate Expense.

(1)During the third quarter of 2020, we recorded pre-tax expenses related to the 2017 cybersecurity incident of $83.7 million, a $129.9 million gain on the fair value adjustment of an equity investment, $0.1 million foreign currency impact of certain intercompany loans, and a foreign currency loss of $0.1 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

During the third quarter of 2019, we recorded pre-tax expenses related to the 2017 cybersecurity incident of $77.0 million, a $20.0 million charge to revenue related to settlements with commercial customers and a foreign currency loss of $0.5 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy..

D. Reconciliation of adjusted revenue, defined as GAAP revenue adjusted for a charge related to settlements with commercial customers, and adjusted revenue growth for each of the segments:

(In millions)	Three Months Ended September 30,
	Operating revenue	Operating revenue	Adjustments (1)	Adjusted revenue			Local Currency
Operating revenue:	2020	2019	to 2019	2019	$ Change	% Change	% Change*
Online Information Solutions	$284.7	$233.0	$15.0	$248.0	36.7	15%
Mortgage Solutions	55.4	36.7	—	36.7	18.7	51%
Financial Marketing Services	46.2	45.8	5.0	50.8	(4.6)	(9)%
Total U.S. Information Solutions	386.3	315.5	20.0	335.5	50.8	15%
Verification Services	301.1	185.3	—	185.3	115.8	62%
Employer Services	75.7	55.3	—	55.3	20.4	37%
Total Workforce Solutions	376.8	240.6	—	240.6	136.2	57%
Asia Pacific	80.2	77.4	—	77.4	2.8	4%	—%
Europe	58.7	64.8	—	64.8	(6.1)	(9)%	(13)%
Latin America	40.4	49.2	—	49.2	(8.8)	(18)%	(6)%
Canada	38.7	39.1	—	39.1	(0.4)	(1)%	—%
Total International	218.0	230.5	—	230.5	(12.5)	(5)%	(5)%
Global Consumer Solutions	87.2	89.1	—	89.1	(1.9)	(2)%	(2)%
Total	$1,068.3	$875.7	$20.0	$895.7	$172.6	19%	19%
* Reflects percentage change in revenue conforming 2020 results using 2019 exchange rates.

(1) During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Diluted EPS attributable to Equifax is adjusted for the following items:

Acquisition-related amortization expense - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Costs related to the 2017 cybersecurity incident - We recorded $83.7 million ($63.0 million, net of tax) and $77.0 million ($56.8 million, net of tax) during the third quarter of 2020 and 2019, respectively, associated with the costs to investigate the 2017 cybersecurity incident, legal fees to respond to subsequent litigation and government investigations, costs to deliver the free product offering made to all U.S. consumers and incremental costs to transform our information technology, data security, and infrastructure. Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods. Costs related to the 2017 cybersecurity incident do not include losses accrued for certain legal proceedings and government investigations related to the 2017 cybersecurity incident.

Gain on fair market value adjustment of equity investment - During the third quarter of 2020, we recorded a $129.9 million ($85.8 million, net of tax) gain related to adjusting our investment in Brazil to fair value, in conjunction with the initial public offering of the company. The investment had previously been recorded on our books at cost less impairment, as it did not have a readily determinable fair value. Subsequent to the initial public offering, our investment in Brazil has been adjusted to fair value, and will continue to be adjusted to fair value at the end of each reporting period, with unrealized gains or losses to be recorded within the Consolidated Statements of Income in Other income, net. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended September 30, 2020, since the non-operating gain is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Settlement with commercial customers - During the third quarter of 2019, we recorded a $20.0 million ($15.1 million, net of tax) charge to revenue related to settlements with commercial customers. Management believes this adjustment to revenue provides meaningful information regarding our revenue and provides a basis to compare revenue between periods and to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. Management considers these adjustments when assessing historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax effects of Q1 2020 gain on fair market value adjustment of equity investment - During the first quarter of 2020, we recorded a gain related to adjusting our equity method investment in India, in conjunction with the purchase of the remaining interest of our joint venture. Prior to the purchase of the remaining interest, Equifax did not have control over the joint venture. As a result of the transaction, Equifax recognized a gain related to the remeasurement of the preexisting equity interest in the India joint venture at the acquisition-date fair value of the business combination. Additional income tax effects related to this transaction were recorded in the third quarter of 2020. Management believes excluding this gain and related income tax effects from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended September 30, 2020, since the non-operating gain is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Foreign currency impact of certain intercompany loans - During the third quarter of 2020, we recorded a $0.1 million loss related to foreign currency impact of certain intercompany loans. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the third quarter of 2020, we recorded a tax benefit of $0.3 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the third quarter of 2019, we recorded a tax benefit of $2.0 million related to the tax effects of deductions for stock compensation expense in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three months ended September 30, 2020 because this amount is non-operating and relates to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina has experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. We recorded foreign currency losses of $0.1 million during the third quarter of 2020 as a result of remeasuring the peso denominated monetary assets and liabilities due to Argentina being highly inflationary. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.

Adjusted revenue - Management defines adjusted revenue as GAAP revenue adjusted for certain non-recurring items such as a charge related to settlements with commercial customers in the third quarter of 2019. Management believes the use of adjusted revenue allows investors to evaluate our performance for different periods on a more comparable basis.